UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 25, 2011

Moller International, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	000-33173	68-0006075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1222 RESEARCH PARK DRIVE, DAVIS CA	95618-4849
(Address of principal executive offices)	(Zip Code)

Telephone Number:    (530) 756-5086

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On 28 October 1999 an agreement was entered into by Freedom Motors, Aerobotics Inc, and Moller International under which certain terms and conditions were defined for certain products, services and equipment.  The 28 October 1999 Technology Agreement became known as the “Technology Agreement” between these parties.

The Board of Directors of Moller International, Inc. and Freedom Motors Inc, have agreed to amend this material definitive agreement to increase royalty fees paid by Freedom Motors to Moller International in exchange for the forfeiture of $4 million in debt owed by Freedom Motors to Moller International.  These royalties will be paid upon the sales of Rotapower® engines as outline in the amendment dated February 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Moller International has duly caused this report to be signed on its behalf by the undersigned.

/s/ Paul S. Moller, President
(Registrant)

Date:	February 25, 2011